EXHIBIT 1

                                   RESOLUTION

RESOLVED THAT, subject to the approval of the Commissioner of Insurance of New Jersey, and to such conditions as said Commissioner may impose, pursuant to
Section 17B:28-7 of the Revised Statues of New Jersey, a commingled separate account be established, to be designated the Prudential Discovery Premier Group Variable Contract Account. This Account will be registered as a unit investment trust under the Investment Company Act of 1940 and will invest in selected portfolios within the Prudential Series Fund, Inc., an open-end management investment company registered under the Investment Company Act of 1940, as hereinafter provided, and in the shares of certain open-end management investment companies not affiliated with Prudential or its subsidiaries. Such portfolios and management investment companies will be within investment categories recognized as appropriate for retirement investing. The Account will be used for the variable portion of combination fixed and variable group annuity contracts under which portion the values vary to reflect the investment results of said Account.

FURTHER RESOLVED, that the Company shall receive and hold in the Account amounts arising from (i) group variable contracts sold in connection with retirement arrangements that qualify for certain federal tax benefits and (ii) such other assets of the Company as the proper officers of the Company may deem prudent and appropriate to have invested on the same manner as the assets applicable to its reserve liability under variable contract funded in the Account, and such amounts, together with dividends, interest and gains produced thereby shall be invested and reinvested, subject to the rights of the holders of such variable contracts, in shares of the Prudential Series Fund, Inc., an open-end management investment company, or in shares of certain open-end management investment companies not affiliated with Prudential or its subsidiaries which have entered into participation agreements with Prudential; and

FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission a registration statement on behalf of the Account, as registrant, under the Investment Company Act of 1940, and, on behalf of the Company as issuer, a registration statement, including the financial statements and schedules, exhibits and form of prospectus required as a part thereof, for the registration under the Securities Act of 1933 of the offering and sale of the group variable contracts funded in the Account to the extent they represent participating interests in the Account, and to pay the registration fees required in connection therewith; and

FURTHER RESOLVED, that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, such amendment or amendments of such Investment Company Act registration and Securities Act registration statement as they may find necessary or desirable from time to time; and

FURTHER RESOLVED, that the signature of any director or officer required by law to affix his or her signature to any such Investment Company Act registration application and Securities Act registration, or to any amendment thereof, may be affixed by said director or officer personally, or by an attorney in fact duly constituted in writing by said director or officer to sign his name thereto; and

FURTHER RESOLVED, that the Secretary of the Company is appointed agent of the Company to receive any and all notices and communications from the Securities and Exchange Commission relating to such Investment Company Act registration and Securities Act registration and any and all amendments thereof; and

FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized to take whatever steps may be necessary or desirable to comply with such laws and regulations of the several states as may be applicable to the sale of the group variable contracts funded in the Account; and

FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized, in the name and on behalf of the Company, to execute and deliver such corporate documents and certificates and to take such further action as may be necessary or desirable including but not limited to, the payment of applicable fees, in order to effectuate the purposes of the foregoing resolutions or any of them.